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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                         Alliance Data Systems
Bryan Flanagan, SVP/Chief Financial Officer               Ed Heffernan, CFO
Thomas McKeever, SVP/Operations & Administration          972-348-5191
814-723-3600                                              Shelley Whiddon, Media
                                                          972-348-4310

                   BLAIR CORPORATION AND ALLIANCE DATA SYSTEMS
                  ANNOUNCE NEW PRIVATE LABEL CREDIT AGREEMENT

          PROGRAM TO HELP $500 MILLION CATALOG AND WEB RETAILER IMPROVE
                     INCREMENTAL SALES AND CUSTOMER LOYALTY

           AGREEMENT TO INCLUDE ACQUISITION OF BLAIR CREDIT PORTFOLIO

WARREN, Pa., and DALLAS (April 27, 2005) -- Blair Corporation (Amex: BL) and Alliance Data Systems Corp. (NYSE: ADS) announced today that they have reached a definitive purchase and sale agreement whereby Alliance's industrial bank subsidiary will purchase Blair's private label credit portfolio and will, under a 10-year agreement, provide a fully integrated private label credit program for Blair's catalog and Web brands including Blair and Irvine Park.

With sales of approximately $500 million, Blair is ranked among the nation's top 10 apparel catalog retailers and has been in business nearly 100 years. Through its Blair and Irvine Park brands, the multi-channel retailer sells quality men's and women's business and casual fashion attire, and home accessories, while focusing on delivering high value and superior customer service to its customers.

Under terms of the purchase and sale agreement, Alliance's industrial bank subsidiary will acquire Blair's private label credit portfolio, which currently consists of over 800,000 statemented accounts each month and generates in excess of $200 million in annual

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credit sales. Total consideration will be based upon a price equal to the balance of the consumer credit portfolio plus a premium. As of March 31, 2005, Blair's consumer receivables balance was $166.3 million. Total consideration will be approximately $176.3 million. The transaction has been approved by both companies and is expected to close during the fourth quarter of 2005, subject to regulatory review and approval, and customary closing conditions.

Also under terms of the agreement, Alliance will provide services including account acquisition and activation, receivables funding, account authorization, statement generation, marketing services, remittance processing and customer service functions.

"We are pleased to announce this agreement with Alliance Data Systems today," said John E. Zawacki, president and chief executive officer of Blair. "It will provide Blair customers with expanded financing options supported by consistent, customer-friendly account servicing. Our commitment to provide updated fashion apparel and home furnishing choices at Blair, combined with excellence in customer service, is further strengthened by this partnership. We are particularly excited by Alliance's marketing expertise, which will further enhance our ability to better serve our core customers. We are proud to be associated with Alliance and look forward to many years of mutually beneficial operations."

"We are very pleased that Blair selected Alliance to provide its private label credit solution," said Ivan Szeftel, president, Retail Services, Alliance Data Systems. "For nearly 100 years, Blair has stayed true to offering its customers high-quality apparel and customer service. Our integrated credit and marketing capabilities nicely complement Blair's commitment to its customers; specifically, our unique customized communications and marketing tools will recognize and reward customers for their purchases, thereby improving repeat business and use of the private label program while strengthening Blair's relationship with its customers. Through our private label

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credit services, we look forward to helping facilitate Blair's continued success as it grows its catalog and Web business."

During the year ended December 31, 2004, Blair's credit portfolio generated income before income taxes of approximately $5.6 million. After closing, Blair anticipates that the annual impact of the transaction to its income before income taxes will be a net reduction in pre-tax income of $2 to $4 million, as financial benefits from the Alliance partnership will partially offset the income generated from the divested credit portfolio.

Blair currently intends to distribute the net proceeds from the transaction (after transaction costs and required debt repayment, including a reserve for applicable taxes related to the gain on sale), anticipated to be approximately 80 percent of gross proceeds, to Blair's shareholders in the form of a stock repurchase, dividend, or combination of both. The transaction will be accretive to Blair's 2005 earnings per share.

Stephens Inc. served as financial advisor to Blair Corporation.

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs over 2,000 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (Amex:BL). For additional information, please visit http://www.blair.com.

ABOUT ALLIANCE DATA SYSTEMS

Alliance Data Systems (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America's most recognizable companies. Alliance creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data Systems employs approximately 7,500 associates at 35 locations

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in the United States and Canada. For more information about the company, visit its web site, WWW.ALLIANCEDATASYSTEMS.COM.

BLAIR FORWARD LOOKING INFORMATION

The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the company's definitive agreement and intention to sell substantially all of its and its affiliates' credit portfolio, to enter into a long term marketing and servicing alliance, expectations and intentions regarding use of such sale proceeds, expectations regarding the accretive nature of the transaction and subsequent resulting income generation are forward-looking statements. The company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include the company's success in gaining regulatory review and approval of the transaction; general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the company's stores are located and the effect of these factors on the buying patterns of the company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; potential disruption from terrorist activity; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.

ALLIANCE DATA SYSTEMS' SAFE HARBOR STATEMENT/FORWARD LOOKING STATEMENTS

This release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.